Exhibit 10.1

AMENDED AND RESTATED INTELLECTUAL PROPERTY PURCHASE AGREEMENT

        This AMENDED AND RESTATED INTELLECTUAL PROPERTY PURCHASE AGREEMENT is entered into effective the 17th day of July 2008 (this “Agreement”), by and between Almadoro Minerals Corp., a Nevada corporation (the “Company”) and Michael Stemple, an individual (the “Seller”).

RECITALS

        WHEREAS, the Company desires to purchase certain intellectual property assets of the Seller and the Seller desires to sell such assets to the Company on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Purchase and Sale

        Assets to Be Transferred. On the terms and subject to the conditions set forth in this Agreement, the Seller hereby sells, assigns, transfers, conveys and delivers to the Company, and the Company hereby purchases and assumes from the Seller, free and clear of all liens, claims and encumbrances, all of the Seller’s right, title and interest in and to all of the Intellectual Property set forth on Schedule A to this Agreement (the “Purchased Assets”).

        Purchase Price. The Purchase Price shall be paid by the Company to Seller simultaneous with the execution hereof by wire transfer of immediately available funds. The “Purchase Price” shall be a cash payment in the aggregate amount of five thousand dollars ($5,000).

        Not Applicable.

        1.4   Closing.    Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Schlueter & Associates, P.C., 1050 17th Street, Suite 1750, Denver, Colorado 80265 (or such other place as the Seller and Company may agree), at 10:00 a.m., Denver, Colorado time, on the date hereof (the “Closing Date”).

2.	Representations and Warranties of the Company

        The Company represents and warrants to the Seller as of the date hereof, that:

        2.1   Organization and Qualification.   The Company is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the laws of the state of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws.

        2.2   Authorization; Enforcement.   The Company has the requisite corporate power and authority to conduct its business as it is currently being conducted. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby require no further consent or action by the Company.

        2.3   No Conflicts.   The execution, delivery and performance of this Agreement by the Company and the consummation by the Company does not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) will not result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

        2.4   Filings, Consents and Approvals.   The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement.

         2.5   Independent Investigation.

               (a)        The Company is an informed and sophisticated participant in the transactions contemplated hereby. The Company acknowledges that the Seller makes no representation or warranty as to the value of or revenues obtainable from ownership of the Purchased Assets.

               (b)        The Company acknowledges that it and its representatives and agents have been permitted full and complete access to the Purchased Assets and any and all information the Company and its representatives and agents have desired or requested to see and/or review, and that the Company and its representatives and agents have had a full opportunity to meet with or discuss via telephone with the Seller to discuss the Purchased Assets and Assumed Liabilities.

        2.6   Brokers.   The Company has not incurred, not will the Company incur directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.	Representations and Warranties of the Seller

        The Seller represents and warrants to the Company as of the date hereof, that:

        3.1   Authorization.   This Agreement has been duly executed by Seller, and when delivered by Seller in accordance with the terms hereof, will constitute the valid and legally binding obligation of Seller, enforceable against him in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

        3.2   Authorization; Enforcement.   The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby require no further consent or action by the Seller.

        3.3   No Conflicts.   The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller does not and will not: (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Seller debt or otherwise) or other understanding to which the Seller is a party or by which any property or asset of the Seller is bound or affected, or (ii) will not result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Seller is subject (including federal and state securities laws and regulations), or by which any property or asset of the Seller is bound or affected.

        3.4   Filings, Consents and Approvals.   The Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Seller of this Agreement.

        3.5   Brokers.   The Seller has not incurred, not will the Seller incur directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.6   Purchased Assets.

    (a)        Exhibit A is an accurate and complete list of the Purchased Assets. Seller owns and possesses all right, title and interest in the Purchased Assets (free and clear of any lien, claim, encumbrance, security interest, license, or other restriction). No written claim by any third party contesting the validity, enforceability, use or ownership of any of the Purchased Assets has been made against Seller or, to the knowledge of Seller, is threatened. The Purchased Assets contains no trade secret or confidential information misappropriated from a third party. To the knowledge of Seller, Seller has not infringed upon, misappropriated, or otherwise come into conflict with any patent intellectual property rights of third parties. Seller has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Seller must license or refrain from using any intellectual property rights of any third party relating to the Purchased Assets). To the knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of the Purchased Assets.

(b) With respect to each item of Intellectual Property included in the Purchased Assets:

                                     (i)        each item is free from any outstanding injunction, judgment, order, decree, ruling or charge;

                                     (ii)        no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Seller is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                                     (iii)        there is no currently enforceable agreement by Seller to indemnify any customer for or against any interference, infringement or misappropriation of any third party’s intellectual property.

4.	Covenants and Agreements

        4.1   Expenses.   Except as otherwise specifically provided herein, the Company on the one hand and Seller on the other hand shall bear their respective fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and all related documents contemplated hereby and the transactions contemplated hereby and thereby, including all fees and expenses of their representatives and Agents.

        4.2   Public Announcements.   Any press release, public announcement or similar publicity by the Parties with respect to this Agreement shall be subject to the prior consent of the other Party, which consent shall not be unreasonably withheld, unless such communication is required to be made by law or pursuant to the rules and regulations of the Securities and Exchange Commission or an equivalent agency.

        4.3   Further Action.   Each party, at the request of the other party, shall execute such documents and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby. From time to time after the Closing, the Company shall prepare all documents and the Company and Seller shall take all actions reasonably necessary to further the sale and assignment of the Purchased Assets to the Company hereunder.

        4.4   Survival of the Representations and Warranties.   The representations and warranties and covenants set forth in Sections 2, 3 and 4 of this Agreement shall survive the Closing until the expiration of twenty-four (24)months from the Closing Date. No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 4.4.

        4.5   Investigation.   The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

        4.6   Full Access and Information; Confidentiality.   Seller has given to the Company and its representatives full access to Seller’s properties, books, records, contracts and commitments (collectively the “Records”) relating to the Purchased Assets, as the Company has reasonably requested, and the Company has furnished to Seller and its representatives all such information and documents relating to the Company as Seller reasonably requested. Except as provided for herein, each of the Parties will treat, and will cause its representatives to treat, all information that they received in connection with the transaction contemplated herein, if not in the public domain, as confidential.

        4.7   Indemnification by the Seller.  From and after the Closing Date, the Seller shall indemnify, defend and hold harmless the Company from and against any Losses incurred or suffered as a result of or arising from:

(a) any breach of the representations or warranties of the Seller set forth in Article 3; or

(b) the breach of any covenant, agreement or other obligation of the Seller set forth in this Agreement.

        4.8   Indemnification by the Company

(a) From and after the Closing Date, the Company shall indemnify, defend and hold harmless the Seller from and against any Losses incurred or suffered as a result of or arising from:

(i) any breach in any representation or warranty of the Company set forth in Article 2; or

(ii) the breach of any covenant, agreement or other obligation of the Company set forth in this Agreement.

    (b)               From and after the Closing Date, the Company shall indemnify, defend and hold harmless the Seller from and against any Losses incurred or suffered as a result of or arising from the Assumed Liabilities.

        4.9   Indemnity Procedure.   A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”.

    (i)               An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

    (ii)               The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

    (iii)               The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

    (iv)               With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

6.	Miscellaneous.

        6.1   Entire Agreement.   This Agreement, together with the exhibits attached hereto, contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

        6.2   Notices.   Any notice or other communication or deliveries under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier to the parties. Any notices sent to the parties shall be at the addresses below:

If to the Seller at:

Michael Stemple 14405 W. Colfax Ave., Suite 104 Lakewood, Colorado 80403

If to the Company at:

Almadoro Minerals Corp. 9620 Williams Road Richmond British Columbia, Canada V7A IH2

        6.3   Waivers and Amendments.   This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and the Seller or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

        6.4   Governing Law/Venue.   All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts in Denver, Colorado. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Denver, Colorado, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury.

        6.5   Construction.   The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

        6.6   Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

        6.7   No Third-Party Beneficiaries.   This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

        6.8   Counterparts.   This Agreement may be executed in several counterparts and shall constitute one Agreement, binding on all parties hereto, notwithstanding that all parties are not signatory as to other original or the same counterpart. Facsimile signatures are acceptable.

        6.9   Severability.   If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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        IN WITNESS WHEREOF, the Company and Seller have duly executed this Agreement, all as of the date first written above.

SELLER: Michael Stemple /s/ Michael Stemple Michael Stemple, an individual THE COMPANY: ALMADORO MINERALS CORP. /s/ Michael Stemple Michael Stemple, President